UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2016

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3650

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On August 16, 2016, 7425 La Vista, LLC, an indirect wholly-owned subsidiary of Behringer Harvard Opportunity REIT II, Inc. (the “Registrant” or “we”) sold a 435-unit multifamily community in Dallas, Texas, (“Lakewood Flats”), to an unaffiliated third party. The contract sales price was $68.8 million.  A portion of the proceeds from the sale of the asset were used to pay off in full the existing indebtedness of approximately $33.5 million secured by the property.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On August 16, 2016, we sold Lakewood Flats to an unsolicited unaffiliated entity for a contract sales price of $68.8 million.  A portion of the proceeds from the sale of the asset were used to pay off in full the existing indebtedness of approximately $33.5 million secured by the property.

The following unaudited pro forma consolidated financial information gives effect to the disposition of Lakewood Flats as if we had sold it on January 1, 2015.  In our opinion, all material adjustments necessary to reflect the effects of the above transactions have been made.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2016

(in thousands, except shares)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had disposed of Lakewood Flats as of June 30, 2016.  This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statement of Operations and our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the six months ended June 30, 2016.  The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on June 30, 2016, nor does it purport to represent our future financial position.

	June 30, 2016	Lakewood Flats	Pro Forma
	As Reported	Proforma Adjsutments	June 30, 2016
	(a)	(b)
Assets
Real estate
Land and improvements, net	$43,014	—	43,014
Buildings and improvements, net	134,977	—	134,977
Total real estate	177,991	—	177,991

Assets associated with real estate held for sale	55,797	(55,797)	—
Cash and cash equivalents	38,896	32,328	71,224
Restricted cash	5,230	—	5,230
Accounts receivable, net	1,642	—	1,642
Prepaid expenses and other assets	573	(35)	538
Investment in unconsolidated joint venture	14,658	—	14,658
Furniture, fixtures and equipment, net	4,041	—	4,041
Lease intangibles, net	336	—	336
Total assets	$299,164	$(23,504)	$275,661

Liabilities and Equity
Notes payable, net	$143,229	$—	143,229
Accounts payable	686	—	686
Payables to related parties	309	—	309
Acquired below-market leases, net	72		72
Distributions payable to noncontrolling interest	18		18
Income taxes payable	967		967
Accrued and other liabilities	7,371	(966)	6,405
Obligations associated with real estate held for sale	33,335	(33,335)	—
Total liabilities	185,987	(34,301)	151,686

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 25,453,730 shares issued and outstanding at June 30, 2016	3	—	3
Additional paid-in capital	229,116	—	229,116
Accumulated distributions and net loss	(121,847)	10,797	(111,050)
Accumulated other comprehensive loss	(303)	—	(303)
Total Behringer Harvard Opportunity REIT II, Inc. equity	106,969	10,797	117,767
Noncontrolling interest	6,208	—	6,208
Total equity	113,177	10,797	123,974
Total liabilities and equity	$299,164	$(23,504)	$275,660

See Notes to Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2016

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had disposed of Lakewood Flats as of January 1, 2015.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the six months ended June 30, 2016.  The Pro Forma Consolidated Statement of Operations does not include nonrecurring items, is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2015 nor does it purport to represent our future operations.

	Six Months Ended	Lakewood Flats	Pro Forma
	June 30, 2016	Pro Forma	Six Months Ended
	As Reported	Adjustments	June 30, 2016
	(a)	(b)
Revenues
Rental revenue	$14,850	$(3,241)	$11,609
Hotel revenue	9,293	—	9,293

Total revenues	24,143	(3,241)	20,902

Expenses:
Property operating expenses	4,493	(665)	3,828
Hotel operating expenses	6,710	—	6,710
Interest expense, net	3,131	(384)	2,747
Real estate taxes	2,916	(792)	2,124
Property management fees	790	(96)	694
Asset management fees	1,219	(222)	997
General and administrative	1,541	—	1,541
Depreciation and amortization	5,780	(577)	5,203
Total expenses	26,580	(2,736)	23,844

Interest income, net	33	(1)	32
Other income (expense)	211	—	211

Net loss	(2,193)	(506)	(2,699)

Net (income) attributable to the noncontrolling interest	(45)	—	(45)

Net loss attributable to the Company	$(2,238)	$(506)	$(2,744)

Loss per share	$(0.09)		$(0.11)
Weighted average shares outstanding	25,510		25,510

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except per share amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had disposed of Lakewood Flats as of January 1, 2015.  This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2015.  The Pro Forma Consolidated Statement of Operations does not include nonrecurring items, is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2015 nor does it purport to represent our future operations.

	Year Ended	Lakewood Flats	Prior Pro Forma	Pro Forma
	December 31, 2015	Pro Forma	Disposition	Twelve Months Ended
	As Reported	Adjustments	Adjustments	December 31, 2015
	(a)	(b)	(c)
Revenues
Rental revenue	$32,556	$(6,342)	$(4,053)	$22,161
Hotel revenue	17,694	—	—	17,694

Total revenues	50,250	(6,342)	(4,053)	39,855

Expenses:
Property operating expenses	11,503	(1,408)	(1,664)	8,431
Hotel operating expenses	12,498	—	—	12,498
Interest expense, net	6,791	(686)	(706)	5,398
Real estate taxes	6,127	(1,447)	(490)	4,189
Impairment charge	1,417	—	—	1,417
Property management fees	1,650	(189)	(169)	1,293
Asset management fees	2,702	(426)	(309)	1,967
General and administrative	3,620	—	—	3,620
Depreciation and amortization	14,950	(3,358)	(1,599)	9,993
Total expenses	61,258	(7,514)	(4,937)	48,806

Interest income, net	149	1	6	156
Loss on early extinguishment of debt	(732)	(1,415)	(54)	(2,201)
Other income (expense)	(777)	—	—	(777)

Income (loss) from continuing operations before gain on sale of real estate and income tax expense	(12,368)	(242)	836	(11,773)

Gain on sale of real estate	22,771	7,660	(474)	29,958
Income tax expense	(2,726)	—	(781)	(3,507)

Net Income (loss)	7,677	7,419	(419)	14,677

Net (income) loss attributable to the noncontrolling interest	(699)	—	1,190	491

Net income attributable to the Company	$6,978	$7,419	$771	$15,168

Income per share	$0.27			$0.59
Weighted average shares outstanding:	25,688			25,688

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.              Reflects our historical balance sheet as of June 30, 2016.

b.              Reflects our disposition of Lakewood Flats on August 16, 2016.  Amounts represent the necessary adjustments to remove the assets sold and liabilities assumed by the buyer, and the repayment of outstanding debt of $33.5 million as a result of the disposition.

Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2016

a.              Reflects our historical operations for the six months ended June 30, 2016.

b.              Reflects the historical revenues and expenses of Lakewood Flats, including property management fees and depreciation and amortization associated with the property.  The estimated gain recognized on the sale of Lakewood Flats is reflected in the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 as if we had disposed of the property as of January 1, 2015.

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2015

a.              Reflects our historical operations for the year ended December 31, 2015.

b.              Reflects the historical revenues and expenses of Lakewood Flats, including property management fees and depreciation and amortization associated with the property. The gain recognized on the sale of Lakewood Flats is reflected in the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 as if we had disposed of the property as of January 1, 2015.

c.               Reflects the historical revenues and expenses of Wimberly at Deerwood (“Wimberly”), Holstenplatz, Alte Jakobstraße (“AJS”), and Babcock Self Storage (“Babcock”), including property management fees and depreciation and amortization associated with the properties.  The gains recognized on the sales of the four properties are reflected in the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015 as if we had disposed of the properties as of January 1, 2015.  We sold the four properties as follows:  Wimberly on September 9, 2015 for a contract sales price of $43.5 million, Holstenplatz, an office building located in Hamburg, Germany, on September 1, 2015 for a contract sales price of $18.4 million, AJS, an office building located in Berlin, Germany, on February 21, 2015 for a contract sales price of approximately $14.1 million and Babcock, a self-storage facility located in San Antonio, Texas on January 8, 2015 for a contract sales price of approximately $5.4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: August 22, 2016	By:	/s/ S. Jason Hall
S. Jason Hall
Chief Financial Officer